EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Vista Dorada Corp. (the "Company") on Form 10-Q for the period ending March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John J. Lennon, Chief Executive and Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2009

/s/ John J. Lennon
Name: John J. Lennon
Title: Chief Executive Officer (Principal Executive Officer)

/s/ John J. Lennon
Name: John J. Lennon
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)